Exhibit 99.1

B. Riley Financial to Acquire National Holdings

B. Riley to purchase remaining shares of National Holdings at $3.25 per share;

Transaction expected to be immediately accretive

Merger to enhance platform; broadens retail distribution;
Adds over 700 registered representatives managing $18.9 billion in client assets;

NHLD total revenues of $229.9M for fiscal 2020

LOS ANGELES and NEW YORK, January 11, 2021 — B. Riley Financial, Inc. (NASDAQ: RILY) (“B. Riley”), a diversified financial services and business advisory company, has entered a definitive agreement to acquire National Holdings Corporation (NASDAQ: NHLD) (“National”), a full-service investment banking and asset management firm that, through its affiliates, provides a range of services including financial advisory, investment banking, institutional sales and trading, equity research, financial planning, market making, tax preparation and insurance to corporations, institutions, high net-worth individuals and retail investors.

The transaction contemplates a merger that would enhance each of the companies’ complementary investment banking, capital markets and wealth management businesses, with the potential to meaningfully augment the combined platforms’ episodic and recurring results. The transaction has been unanimously approved by the Boards of Directors of both B. Riley and National and recommended by the independent Special Committee of National’s Board of Directors.

Under the terms of the agreement, B. Riley will commence an all cash tender offer for the remaining shares of National it does not currently own at a purchase price of $3.25 per share. B. Riley currently owns approximately 45% of the common stock of National. National’s Board of Directors has recommended to shareholders of National that they tender their shares into the tender offer.

“Over the past two years, we have built great respect and appreciation for National’s management, as well as for its financial professionals and branch owners whose continued growth will be critical to the success of our combined firms. Through our ongoing partnership, we have validated that our teams can work cohesively to the mutual benefit of our organizations. To be clear, retaining National’s management team and preserving its branch owner and representative agreements are critically important to our investment thesis,” said Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial. “Our wealth management business, led by Chuck Hastings, has evolved into an integral piece of our platform. Combining with National significantly expands our retail channel with the addition of hundreds of quality advisors, and more than doubles our current assets under management. We believe this combination will only serve to enhance all of our professionals’ businesses through diversified product offerings and access to a broader suite of investment solutions for clients. We could not be more excited to join forces with National as we continue to build upon our market-leading financial services franchise.”

“This is an exciting milestone in the history of our firm and its 70-year heritage in the capital markets. Our continued efforts to transform National has allowed us to grow and further diversify our business, while attracting top talent to our platform. We have worked closely with the world-class team at B. Riley for the past two years. This combination is the right next step in our evolution. Our core focus will remain on servicing our clients and we will continue to intelligently scale our business for the benefit of both firms’ clients and shareholders. This combination affords our firms’ expanded network of financial professionals with access to differentiated solutions, robust equity research and enhanced sales and trading capabilities, in addition to a wide array of customized corporate finance and business advisory solutions,” said Michael Mullen, Chairman and Chief Executive Officer of National Holdings. “My team and I have enjoyed working closely with Chuck and his team at B. Riley Wealth. We are especially excited to take this next step together as we work to build out what we all believe will be a best-in-class wealth management platform.”

B. Riley Financial, Inc. |  www.brileyfin.com |  NASDAQ: RILY

Combination Enhances Platform; Meaningfully Expands Retail Distribution with Minimal Overlap

A merger between B. Riley and National provides significant synergies to the existing complementary businesses under each firm, with minimal overlap, while also enhancing the combined platform’s episodic and recurring results.

National operates through several subsidiaries with approximately 1,000 affiliated personnel in 141 locations across 23 states. Its largest subsidiary, National Securities, is a full-service middle market brokerage firm founded in 1947, which is operated primarily through independent registered representatives. National includes a network of 733 registered representatives managing $18.9 billion in client assets as of January 8, 2021. National reported total revenues of $229.9 million for its fiscal 2020, ending September 30, 2020.

This combination meaningfully expands upon B. Riley’s private wealth management business. B. Riley Wealth Management includes over 170 registered representatives managing over $10 billion in client assets. Combining with National’s network of registered representatives provides additional retail distribution opportunities for its B. Riley Securities affiliate, which is a full service investment bank and leading small- and mid-cap capital markets franchise.

B. Riley Financial has approximately 1,000 affiliated personnel and operates through several subsidiaries which provide collaborative financial services solutions tailored to fit the capital raising, business, operational, and financial advisory needs of its clients and partners. Services span investment banking, investment management, corporate advisory, restructuring, due diligence, forensic accounting, litigation support, appraisal and valuation, and auction and liquidation services. Other subsidiaries include B. Riley Advisory Services (formerly known as GlassRatner and Great American Appraisal) and B. Riley Retail Solutions (formerly known as Great American Group).

Closing Details

The transaction is not subject to any financing condition and has been unanimously approved by the respective Boards of Directors of B. Riley and National. The deal is expected to close during the first quarter of 2021, subject to customary closing conditions including receipt of required regulatory approvals.

Sullivan & Cromwell LLP is serving as legal counsel to B. Riley Financial. Wilmer Cutler Pickering Hale and Dorr LLP is serving as legal counsel to National and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal counsel to the Special Committee of National’s Board of Directors. Keefe, Bruyette & Woods is serving as financial advisor to the Special Committee of National’s Board of Directors.

About National Holdings Corporation

National Holdings Corporation (NASDAQ: NHLD) is a full-service investment banking and asset management firm that, through its affiliates, provides a range of services, including independent and employee-managed retail brokerage and advisory services, investment banking, institutional sales and trading, equity research, financial planning, market making, tax preparation and insurance to corporations, institutions, high net-worth and retail investors. With over 1,000 advisors, registered representatives, traders, sales associates and corporate staff, National Holdings operates through various subsidiaries including National Securities Corporation, National Asset Management, Inc., National Insurance Corporation, National Tax and Financial Services, Inc. (formerly Gilman Ciocia, Inc.), GC Capital Corporation, the Winslow, Evans & Crocker entities and the United Advisors entities. Formed as a holding company in 1996, National Holdings’ largest subsidiary, National Securities Corporation, has been in business since 1947. National Holdings is headquartered in New York and Florida. For more information, visit www.yournational.com.

About B. Riley Financial

B. Riley Financial (NASDAQ: RILY) provides collaborative financial services solutions tailored to fit the capital raising, business, operational, and financial advisory needs of its clients and partners. B. Riley operates through several subsidiaries which offer a diverse range of complementary end-to-end capabilities spanning investment banking and institutional brokerage, private wealth and investment management, corporate advisory, restructuring, due diligence, forensic accounting, litigation support, appraisal and valuation, and auction and liquidation services. Certain registered affiliates of B. Riley originate and underwrite senior secured loans for asset-rich companies. B. Riley also makes proprietary investments in companies and assets with attractive return profiles. For the latest Company news and developments, follow B. Riley on Twitter @BRileyFinancial and on LinkedIn. For more information about B. Riley and our affiliated companies, visit www.brileyfin.com.

B. Riley Financial, Inc. |  www.brileyfin.com |  NASDAQ: RILY

Forward-Looking Statements

Statements in this press release regarding the business of B. Riley or National that are not descriptions of historical facts are “forward-looking statements” that are based on B. Riley’s and National’s management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, the business, operating results, financial condition and stock price of B. Riley or National could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward looking statements include, but are not limited to, risks related to the satisfaction or waiver of the conditions to closing the proposed acquisition in the anticipated timeframe or at all, including uncertainties as to how many of National’s stockholders will tender their shares in the tender offer and the possibility that the acquisition does not close; disruption from the transaction making it more difficult to maintain business and operational relationships; risks that anticipated synergies will not be realized or may be delayed; the magnitude of transaction costs; statements regarding B. Riley’s and National’s anticipated results of operations for 2021, as well as statements regarding B. Riley’s and National’s excitement and the expected growth of B. Riley’s business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks associated with the unpredictable and ongoing impact of the COVID-19 pandemic, the other risks described from time to time in B. Riley Financial, Inc.'s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (as applicable), and the other risks described from time to time in National’s periodic filings with the SEC, including, without limitation, the risks described in National's Annual Report on Form 10-K for the fiscal year ended September 30, 2020 under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (as applicable). These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. Although B. Riley’s and National’s forward-looking statements reflect the good faith judgment of their respective managements, these statements are based only on facts and factors currently known by B. Riley and National. All information is current as of the date this press release is issued, and neither B. Riley nor National undertakes any duty to update this information, except as required by law.

No Offer or Solicitation

The tender offer referred to in this communication has not yet commenced. The description contained in this communication is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that B. Riley and National will file with the Securities and Exchange Commission (the “SEC”). The solicitation and offer to buy shares of National common stock will only be made pursuant to an offer to purchase and related tender offer materials. At the time the tender offer is commenced, B. Riley will file a tender offer statement on Schedule TO, National will file a solicitation/recommendation statement on Schedule 14D-9 and a transaction statement satisfying the requirements of Schedule 13E-3 will be filed jointly by B. Riley and National with the SEC with respect to the tender offer. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. NATIONAL SHAREHOLDERS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. The offer to purchase, the related letter of transmittal and the solicitation/recommendation statement will be made available free of charge at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting B. Riley or National, as applicable. Copies of the documents filed with the SEC by B. Riley will be available free of charge on B. Riley’s investor relations website at ir.brileyfin.com or by contacting B. Riley’s investor relations at ir@brileyfin.com. Copies of the documents filed with the SEC by National will be available free of charge on National’s investor relations website at www.yournational.com/investor-relations or by contacting National’s investor relations at ir@yournational.com.

B. Riley Financial, Inc. |  www.brileyfin.com |  NASDAQ: RILY

In addition to the offer to purchase, the related letter of transmittal and certain other tender offer documents to be filed by B. Riley, as well as the solicitation/recommendation statement to be filed by National, B. Riley and National will also file quarterly and current reports with the SEC. B. Riley’s and National’s filings with the SEC are available to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Contacts

Investors B. Riley Financial ir@brileyfin.com (818) 746-9310 National Holdings ir@yournational.com (212) 417-3638	Media Jo Anne McCusker for B. Riley jmccusker@brileyfin.com (646) 885-5425 Chelsea Saffran for National ir@yournational.com (212) 417-3638

Source: B. Riley Financial, Inc. and National Holdings Corp.

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B. Riley Financial, Inc. |  www.brileyfin.com |  NASDAQ: RILY

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